UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2010
Date of Report (Date of earliest event reported)

AQUA SOCIETY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50163	52-2357931
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Konrad - Adenauer Strasse 9-13
45699 Herten, Germany
(Address of principal executive offices)	(Zip Code)

011-49-6031-791-760
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)   Dismissal of Independent Registered Public Accounting Firm

On July 12, 2010, Aqua Society, Inc. (the “Company”) dismissed BDO Dunwoody LLP (“BDO Dunwoody”) (formerly Amisano Hanson, Chartered Accountants), as its independent public accountants. The Company’s Board of Directors approved the dismissal of BDO Dunwoody.

BDO Dunwoody did not prepare any reports on the financial statements of the Company during the Company’s last two fiscal years or any subsequent interim period up to and including the date of dismissal. BDO Dunwoody’s reports on the financial statements of the Company for the fiscal years ended September 30, 2006 and September 30, 2005, the last two fiscal years for which BDO Dunwoody prepared a report on the financial statements of the Company, did not contain an adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principals with the exception of a statement regarding the uncertainty of the Company’s ability to continue as a going concern.

There have been no disagreements during the last two fiscal years or any subsequent interim period up to and including the date of dismissal between the Company and BDO Dunwoody on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BDO Dunwoody, would have caused them to make reference to the subject matter of the disagreement in connection with BDO Dunwoody’s report.

The Company has provided BDO Dunwoody with a copy of this report and has requested in writing that BDO Dunwoody provide a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company will file BDO Dunwoody’s letter as an exhibit to an amendment to this report.

(b) Appointment of Independent Registered Public Accounting Firm

On June 12, 2010, the Company appointed Davidson & Company LLP, Chartered Accountants, ("Davidson") as its new independent registered public accounting firm. The Company’s Board of Directors approved the engagement of Davidson.

The Company did not consult with Davidson during the last two fiscal years or any subsequent interim period prior to their engagement regarding any matter set out in Item 304(a)(2) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA SOCIETY, INC.

Date: July 16, 2010	By:	/s/ Frank Iding

FRANK IDING
Chief Financial Officer and Treasurer